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                                                                       EXHIBIT A

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT ("Agreement") is made as of the 14th day of June, 2004 by and among VitalStream Holdings, Inc., a Nevada corporation (the "Company"), and the Investors set forth on the signature pages hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

      A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

      B. Each of the Investors wishes to purchase from the Company, and the Company wishes to sell and issue to each of the Investors, upon the terms and conditions stated in this Agreement, such number of (i) shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") and (ii) warrants to purchase shares of Common Stock in the form attached hereto as Exhibit A (the "Warrants") as set forth below each Investor's name on such Investor's signature page hereto; and

      C. Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws; and

      D. Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto and certain stockholders of the Company will execute and deliver an Investor Rights Agreement, in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), pursuant to which the Company and such stockholders will agree to provide for the future voting of their shares of the Company's capital stock and certain other terms.

      E. Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto and certain stockholders of the Company will execute and deliver a Second Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit D (the "Second Amended Registration Rights Agreement"), pursuant to which the Investor will be granted certain participation rights in future registration of the Company.

      In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

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      "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

      "Applied Conversion Proceeds" means, with respect to any Investor party to the Conversion Agreement, the amount that such Investor would be entitled to receive at the closing under the Conversion Agreement that such Investor has authorized the Company in the Conversion Agreement to apply toward the Purchase Price of such Investor.

      "Business Day" means a day, other than a Saturday or Sunday, on which banks in Los Angeles are open for the general transaction of business.

      "Common Stock" has the meaning set forth in the Recitals.

      "Company's Knowledge" means the actual knowledge of the officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

      "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

      "Control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Conversion Agreement" means the Conversion Agreement dated as of June 14, 2004, by and among the Company, Dolphin Communications Parallel Fund II (Netherlands), L.P. and Dolphin Communications Fund II, L. P. and the holders of Series A Preferred party thereto.

      "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

      "Major Investor" means any Investor that purchases Shares and Warrants with a Purchase Price of $6 million or more.

      "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries taken as a whole (provided, however, that the parties agree that any event that would reasonably be expected to cause less than a $100,000 reduction in the shareholders equity of the Company or

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the net income (loss) of the Company shall not be deemed to be "material") or
(ii) the ability of the Company to perform its obligations under the Transaction Documents.

      "Nasdaq" means The Nasdaq Stock Market, Inc.

      "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      "Purchase Price" means, with respect to each Investor, the Purchase Price designated on the counterpart signature page signed by such Investor. The Purchase Price shall be calculated based upon a purchase price of $.61332 per unit of one Share and .3 Warrant.

      "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Securities pursuant to the provisions of the Registration Rights Agreement by and among the Company and the Investors as of the date hereof, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

      "SEC Filings" has the meaning set forth in Section 4.6.

      "Securities" means the Shares, the Warrants and the Warrant Shares.

      "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

      "Subsidiary" means a Person of which the Company holds more than 40% of the outstanding equity interests.

      "Transaction Documents" means this Agreement, the Warrants, the Registration Rights Agreement and the Investor Rights Agreement.

      "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

      "1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, severally and not jointly, the Shares and Warrants in the respective amounts set forth opposite the Investors' names on the

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signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

            3. Closing. The Company shall deliver to ThinkEquity Partners (the "Placement Agent"), in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and Warrants, with instructions that such certificates are to be held for release to each Investor only upon payment in full of that Investor's Purchase Price as set forth in the signature pages of this Agreement. Upon such receipt by the Placement Agent of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same-day funds to be sent to the account of the Company set forth immediately following this paragraph in an amount representing such Investor's Purchase Price as set forth on the signature pages to this Agreement; provided, however, any Investor party to the Conversion Agreement shall be required to wire transfer only the amount by which the Purchase Price exceeds the Applied Conversion Proceeds. On the date (the "Closing Date") the Company receives from any Investor, such Investor's Purchase Price constituting in the aggregate the minimum amount required by
Section 6.2(d) hereof, the certificates evidencing the Shares and Warrants purchased by such Investors shall be released to the Investors (the "Closing"). To the extent the Closing does not occur within three Business Days of the date the Company receives from any Investor such Investor's Purchase Price, the Company shall, by the next Business Day, return to such Investor such Investor's Purchase Price. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of the Company, or at such other location and on such other date as the Company and the Investors shall mutually agree. To the extent permitted by Section 6, the transactions contemplated by this Agreement may occur in more than one Closing, in which case the terms "Closing" and "Closing Date" shall, for each Investor, refer to or be based upon the Closing(s) in which such Investor participates.

      The Purchase Price shall be wire transferred to the following account:

            Alliance Bank
            1901 Main Street, Suite 100
            Irvine, CA 92614
            Routing # 122237997
            Beneficiary Account Name: VitalStream, Inc.
            Beneficiary Account Number: 01052799

            4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                  4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property

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makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Subsidiaries are reflected on Schedule 4.1 hereto.

                  4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, and its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to options or other rights outstanding under the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares, the Warrants and options or other rights outstanding under the Company's stock plans) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement and the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on
Schedule 4.3, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

      Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other

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Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

      Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or a "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                  4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized and will be validly issued when issued in accordance with the terms of this Agreement. Upon the due exercise of the Warrants and issuance of the Warrants Shares in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                  4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency or official having jurisdiction over the Company or any of its Affiliates that has not been obtained, including without limitation, the OTC Bulletin Board (the "Bulletin Board") and the Company's stockholders, other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

                  4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system true and complete copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "10-K"), and all

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other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and, to the extent required by rules governing the content of the SEC Filings, the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

                  4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes, including acquisitions of complementary businesses, products or technologies.

                  4.8 No Material Adverse Change. Since March 31, 2004, except as identified and described in the SEC Filings, as expressly contemplated by this Agreement or as described on Schedule 4.8, there has not been:

                        (a)   any change in the consolidated assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                        (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                        (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                        (d) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                        (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, business or prospects of the Company and its Subsidiaries taken as a whole (as such business is presently conducted);

                        (f) any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                        (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

                        (h) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

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                        (i)   the loss of the services of any key employee, or
material change in the composition or duties of the senior management of the Company or any Subsidiary;

                        (j) any material changes in compensation arrangements with any key employee, senior management or directors;

                        (k) the loss or threatened loss in writing of any customer which has had or could reasonably be expected to have a Material Adverse Effect;

                        (l) any sale, assignment or exclusive license or transfer of the Company's Intellectual Property;

                        (m) any material change in contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise; or

                        (n) to the Company's Knowledge, any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.9 SEC Filings; S-2 Eligibility; Sarbanes-Oxley Act.

                        (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                        (b) Each registration statement and any amendment thereto filed by the Company since April 23, 2002 pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                        (c) The Company is eligible to use Form S-2 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

                        (d) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date hereof.

                  4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the issuance of Warrant Shares will not conflict with or result in a breach or

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violation of any of the terms and provisions of, or constitute a default under
(i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) except as set forth on Schedule 4.10, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties are subject.

                  4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except where such failure to withhold or collect would not have a Material Adverse Effect. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

                  4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                  4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                  4.14 No Labor Disputes. No labor dispute with the employees of the Company or any Subsidiary as a group exists or, to the Company's Knowledge, is imminent.

                  4.15 Intellectual Property. Except as described on Schedule 4.15:

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                        (a)   No Intellectual Property of the Company or its
Subsidiaries which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted is involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries is involved in any interference, reissue, reexamination or opposition proceeding.

                        (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which constitutes a material violation or breach of or constitutes (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                        (c) The Company and its Subsidiaries own or have the valid and enforceable right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, which ownership or right is, except as set forth on Schedule 4.15, free and clear of all liens, encumbrances, adverse claims or obligations to license (as licensor) all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses.

                        (d) To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding against the Company or, to the Company's Knowledge, threatened or imminent against the Company, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

                        (e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss or impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the

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Intellectual Property or Confidential Information which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted.

                        (f) All software owned by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

                        (g) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information, the continued confidentiality of which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted, has executed an agreement to maintain the confidentiality of such Confidential Information (or is subject to a fiduciary duty requiring that such confidentiality be maintained). Except under confidentiality obligations, to the Company's Knowledge, there has been no material disclosure by the Company of any of the Company's or its Subsidiaries' Confidential Information to any third party.

                  4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"); owns or, to the Company's Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that could reasonably be expected to lead to such a claim.

                  4.17 Litigation. Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties that could reasonably be expected to have a Material Adverse Effect; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on

Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage as described on Schedule
4.19 for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it would be prudent, given the totality of the circumstances, for the Company to insure.

                  4.20 Listing. The Company's Common Stock is quoted on the Bulletin Board. The Company has not received any oral or written notice that its Common Stock will be delisted from the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation, and the Company satisfies the requirements for the continued listing of its Common Stock on the Bulletin Board.

                  4.21 Brokers and Finders. No Person will have, as a result of actions or omissions of the Company in connection with the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

                  4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                  4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause the offer and/or sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board, or that would otherwise adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                  4.24 Private Placement. Subject to the accuracy of the representations and warranties of each Investor in Section 5, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act and is being made pursuant to the exemption afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

                  4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the Company's Knowledge, any of their respective current or former stockholders, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                  4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of capital stock, stock options, warrants and/or other rights convertible into or exercisable for capital stock, and for services as employees, officers and directors), including any contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  4.27 Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                  4.28 No Manipulation of Stock. Neither the Company, nor any of its directors, officers or Controlling Persons (other than Persons that become Controlling Persons as a result of the transactions contemplated by this Agreement), has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                  4.29 Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company" or (except to the extent one of the Investors is an "investment company") an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and (except to the extent one of the Investors is an "investment company") shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  4.30 Contracts. The contracts described in the SEC Filings that are currently material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's Knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

                  4.31 Disclosures. Other than (a) disclosures made to the Major Investor at its request subject to a confidentiality agreement or to any other investor that presently has (or has appointed a representative that has) a fiduciary relationship with the Company, or (b) disclosures that the Company has agreed, to the extent material, to make public on or before June 30, 2004 and which disclosures are subject to a confidentiality agreement expiring June 30, 2004, neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The representations and warranties of the Company contained herein, including the Disclosure Schedules, as of the date hereof and as of the Closing Date do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

            5. Representations, Warranties and Covenants of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                  5.1 Authority. The Investor has all requisite power and authority to invest in the Securities pursuant to this Agreement.

                  5.2 Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  5.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. Except as disclosed in writing on the signature page of the Investor hereto, the Investor is not a registered broker-dealer or an entity engaged in the business of being a broker dealer.

                  5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  5.5 Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                  5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

                        (a) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW, (C) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY, IF REASONABLY NECESSARY, AN OPINION OF COUNSEL TO THAT EFFECT OR (D) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

                        (b) If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

                        (c) Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor's written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act and governing state securities laws or (ii) Rule 144(k) becoming available, the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Shares or the Warrant Shares to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends, provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages in an amount equal to .833% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (pro rated for any portion thereof) beyond such three (3) Business Days that the unlegended certificates have not been so delivered.

                  5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                  5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

                  5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

                  5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof or since the date the Investor knew the Securities might be available for purchase (whichever is earlier), no Investor has, directly or indirectly, nor has any Investor made any recommendation or suggestion regarding trading in the Common Stock to or known of any Person who has, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Each Investor acknowledges that the representations and warranties contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against any Investor arising out of any breach or violation of the provisions of this Section 5.11

                  5.12 Affiliate Status. Each of the Investors represents and warrants that either (i) neither such Investor nor any Affiliate of such Investor beneficially owns directly or indirectly, or has beneficially owned directly or indirectly at any time during the three years preceding the Closing Date, 10% or more of the voting power of the outstanding shares of capital stock of the Company or (ii) if either such Investor or an Affiliate of such Investor beneficially owns directly or indirectly, or has beneficially owned directly or indirectly at any time during the three years preceding the Closing Date, 10% or more of the voting power of the outstanding shares of capital stock of the Company, such Investor or Affiliate first became the beneficial owner directly or indirectly of 10% or more of the voting power of the outstanding shares of capital stock of the Company (A) on November 1, 2002 as a result of the execution of the Asset Purchase Agreement dated as of November 1, 2002, by and among VitalStream, VitalStream Broadcasting Corp., Epoch Networks, Inc. and Epoch Hosting, Inc.,
(B) on November 26, 2002, as a result of the issuance, sale and purchase of certain notes and warrants pursuant to the Convertible Note and Warrant Purchase Agreement dated as of November 1, 2002 among the Company and the parties thereto, (C) on January 15, 2003 as a result of the simultaneous closing of the transactions contemplated by the Amended and Restated Convertible Note and Warrant Purchase Agreement dated January 15, 2003 and the Amended and Restated Asset Purchase Agreement dated as of January 15, 2003, by and among VitalStream, VitalStream Broadcasting Corp., Epoch Networks, Inc. and Epoch Hosting, Inc., or
(D) on April 23, 2002, as a result of the consummation of the merger contemplated by the Merger Agreement, dated as of February 13, 2002, among the Company, VitalStream, Inc., and VitalStream Operating Corporation.

                  5.13 Market Standoff Agreement. Each Investor agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities without the prior written consent of the Company and the Major Investor (which consents, if granted, shall permit all Investors to sell on a pro rata basis based upon the number of Shares purchased hereunder), for a period of one hundred eighty (180) days following the Closing; provided that (i) the executive officers of the Company who own stock in the Company and any stockholder of the Company that has filed prior to the Closing a
Schedule 13D or 13G indicating that it beneficially owns more than 10% of the outstanding Common Stock also agree to such restrictions and (ii) such restrictions shall not apply to (A) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of the Lock-up Agreement (as defined in Section 7.4), (B) dispositions to any trust for the direct or indirect benefit of the Investor and/or the immediate family of the Investor, provided that such trust agrees in writing to be bound by the terms of the Lock-up Agreement and (C) distributions by a corporation, a limited liability company or a partnership to its stockholders, members or partners; provided, however, that the transferees agree in writing to be bound by the terms of the Lock-up Agreement.

            6. Conditions to Closing.

                  6.1 Conditions to the Investors' Obligations. The obligation of each of the Investors to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to the Investors' reasonable satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by an Investor (as to itself only):

                        (a) The representations and warranties made by the Company in Section 4 hereof, qualified as to materiality, shall be true and correct on the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of a different date, in which case such representation or warranty shall be true and correct as of such different date, and, the representations and warranties made by the Company in
Section 4 hereof not qualified as to materiality shall be true and correct in all material respects on the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of a different date, in which case such representation or warranty shall be true and correct in all material respects as of such different date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                        (b) There shall not have been any changes occurring between the date of this Agreement and the Closing Date that had, or could reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate, on the Company.

                        (c) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect (except for filings pursuant to Regulation D of the 1933 Act, and applicable state securities laws, which the Company has agreed will be made in a timely manner).

                        (d) The Company and each other Investor shall have executed and delivered counterpart signatures pages to the Registration Rights Agreement and the Investor Rights Agreement. The Company, each Investor and a sufficient number of parties to ensure its effectiveness shall have executed counterpart signature pages to the Second Amended Registration Rights Agreement.

                        (e) The Company shall have delivered the certificates representing the Shares and the Warrants to be purchased by the Investor to the Placement Agent.

                        (f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                        (g) The Company shall have delivered to the Placement Agent, for delivery to each Investor that requests the same, a copy of a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (f), (j) and (k) of this Section 6.1.

                        (h) The Company shall have delivered to the Placement Agent, for delivery to each Investor that requests the same, a copy of a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                        (i) The Investors shall have received an opinion from Stoel Rives LLP, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and in substantially the form set forth in Exhibit E.

                        (j) The Holding Agent identified in the Conversion Agreement shall have received the Securityholder Deliveries (as defined in the Conversion Agreement) and the Company Deliveries (as defined in the Conversion Agreement) and the parties thereto shall be prepared to close, and shall close, the transactions described in the Conversion Agreement simultaneously with the initial Closing. Upon the consummation of all transactions contemplated by the Conversion Agreement, all outstanding shares of Series A Preferred Stock of the Company will have been converted into Common Stock, and all indebtedness of the Company to Dolphin Communications Parallel Fund II (Netherlands), L.P. and Dolphin Communications Fund II, L.P. will have been extinguished. Immediately following the consummation of all transactions contemplated by the Conversion Agreement (but not including the Shares and Warrants to be issued at Closing hereunder), the number and type of outstanding shares of capital stock of the Company, and rights to purchase or acquire capital stock of the Company, shall be as follows: there will be issued and outstanding (a) 41,922,174 shares of Common Stock, (b) no shares of Series A Preferred Stock or Series B Preferred Stock, (c) 3,940,664 options to purchase Common Stock, (d) 3,050,827 warrants to purchase Common Stock, and (e) 1,891,867 shares of Common Stock reserved for the future grants of options or other rights under the Company's stock incentive plan.

                        (k) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental regulatory body or the Bulletin Board with respect to public trading in the Common Stock.

                        (l) The Purchase Price delivered by the Investors with respect to which the conditions set forth in subsections 6.2(a), 6.2(b) and 6.2(c) have been satisfied or waived shall be no less than $9,000,000.

                  6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Shares and the Warrants at the Closing to each Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions with respect to each Investor, any of which may be waived by the Company (on an Investor by Investor basis) other than the conditions set forth in subsection (d):

                        (a) The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

                        (b) The Investor shall have executed and delivered the Registration Rights Agreement, the Investor Rights Agreement and the Second Amended Registration Rights Agreement. A sufficient number of parties to ensure its effectiveness shall have executed counterpart signature pages to the Second Amended Registration Rights Agreement.

                        (c) The Investor shall have delivered the Purchase Price payable by such Investor to the Company.

                        (d) The Purchase Price delivered by the Investors with respect to which the conditions set forth in subsections (a), (b) and (c) have been satisfied or waived shall be no less than $9,000,000.

                  6.3 Termination of Obligations to Effect Closing; Effects.

                        (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                              (i)   Upon the mutual written consent of the
Company and the Investors agreeing hereunder to purchase eighty percent (80%) of the Shares and Warrants (the "Required Investors");

                              (ii)  By the Company with respect to all Investors
(or only Investors that have failed to satisfy the conditions set forth in Section 6.2) if any of the conditions set forth in Section 6.2 shall not have been satisfied by June 21, 2004, and shall not have been waived by the Company; or

                              (iii) By an Investor (with respect to itself only)
if any of the conditions set forth in Section 6.1 shall not have been satisfied by June 21, 2004;

      provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                        (b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

            7. Covenants and Agreements of the Company.

                  7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

                  7.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that (except for any Investor whose representative or Affiliate occupies a seat or has observation rights with respect to the board of directors of the Company or any of its Subsidiaries) the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless (a) the Company undertakes to make such material nonpublic information public on or before June 30, 2004, or (b) prior to disclosure of such information the Company identifies such information as being material nonpublic information that will not be disclosed on or before June 30, 2004 and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

                  7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents, including without limitation, any action or steps that would cause the offer and/or sale of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

                  7.4 Lock-Up. Within fifteen days of the initial Closing, the Company shall have entered, and shall have caused the executive officers of the Company not party to this Agreement who own stock in the Company and any stockholder of the Company not party to this Agreement that has filed prior to the Closing a Schedule 13D or 13G indicating that it beneficially owns more than 10% of the outstanding Common Stock to enter, into an agreement (the "Lock-up Agreement") with the Major Investor and the Company not to sell or otherwise transfer or dispose of any shares of the Company's capital stock, except as otherwise permitted by the Lock-up Agreement, for a period of one hundred eighty
(180) days following the Closing Date.

                  7.5 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19; provided, however, if the Company's management determines that there has been a reduction in the assets or risk exposure of the Company, the Company may make a commensurate reduction in such insurance coverages if the Company's management in its reasonable business judgment believes the resulting coverages would be adequate in light of the circumstances.

                  7.6 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                  7.7 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on each national securities exchange, or quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any Securities are outstanding no later than the Effectiveness Deadline (as such term is defined in the Registration Rights Agreement). The Company will maintain the listing of its Common Stock on the Bulletin Board (the "Principal Market") or, in its discretion, the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System or New York Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company will provide within two (2) Business Days the Investors copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from the Principal Market.

                  7.8 Market Regulations. The Company shall notify the SEC, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement and the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investors and promptly provide copies thereof to Investors.

                  7.9 Termination of Covenants. The provisions of Sections 7.2 through 7.8 shall terminate and be of no further force and effect upon the earlier of (i) the mutual consent of the Company and the Required Investors or
(ii) the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

                  7.10 Prohibited Transactions. Prior to the earliest of (i) the termination of this Agreement, (ii) the date on which the Registration Statement has been declared effective and (iii) the Effectiveness Deadline, no Investor shall engage, directly or indirectly, nor shall any Person acting on behalf of or pursuant to any understanding with any Investor engage, in a Prohibited Transaction. Each Investor acknowledges and agrees that in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any of the Common Stock of each Investor or its transferee until such time as the Registration Statement has been declared effective. Each Investor acknowledges that the covenants contained in this Section 7.10 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against any Investor arising out of any breach or violation of the provisions of this
Section 7.10.

            8. Survival and Indemnification.

                  8.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement, to the extent the Closing occurs, for a period of one year from the date of Closing. Unless terminated as provided in the following sentence, the covenants and other provisions of this Agreement shall survive during the terms set forth with respect thereto in this Agreement, and if no such term is set forth herein, for one year from the date of Closing. With respect to all parties if the Closing does not occur (or with respect to affected Investors if the Closing occurs but does not occur with respect to one or more Investors as a result of the failure of the conditions set forth in Section 6.2 to be satisfied with respect to such Investors), no representations, warranties, covenants or agreements shall survive termination under Section 6.3.

                  8.2 Indemnification.

                        (a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                        (b) Each Investor, severally and not jointly, agrees to indemnify and hold harmless the Company and its Affiliates and its directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                  8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the person from which indemnification is sought (the "Indemnifying Person") in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person to so notify promptly the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent, and only to the extent, that the Indemnifying Person is materially prejudiced by such failure to notify promptly. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Person shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

            9. Miscellaneous.

                  9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign all of its rights hereunder in whole or in part to an Affiliate or to a third party acquiring at least fifty percent (50%) of its Securities in a transaction complying with applicable securities laws and this Agreement without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors (and receipt by the Company of a counterpart signature page to this Agreement executed by the transferee), provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                  9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                        If to the Company:

                              VitalStream Holdings, Inc.
                              One Jenner, Suite 100
                              Irvine, California 92618

                              Attention: Philip N. Kaplan
                              Fax: (949) 453-8686
                              email: philk@vitalstream.com

                        With a copy to:

                              Stoel Rives LLP
                              201 South Main Street
                              Suite 1100
                              Salt Lake City, Utah 84111
                              Attn: Bryan Allen
                              Facsimile: (801) 578-6999
                              email: btallen@stoel.com

                        If to the Investors:

      to the addresses set forth on the signature pages hereto.

                  9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of a single counsel for all of the Investors (to be appointed by the Major Investor), not to exceed $40,000 in the aggregate with respect to all Transaction Documents. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                  9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

                  9.7 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Major Investor and Dolphin Equity Partners (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Major

Investor, Dolphin Equity Partners and the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

                  9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in any such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

      The Company:                     VITALSTREAM HOLDINGS, INC.

                                       By: /s/ Paul Summers
                                           -------------------------------------
                                       Name: Paul Summers
                                       Title: President

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

      Investor:                        WALDENVC II, L.P.

                                       By: WaldenVC LLC,
                                             Its General Partner

                                             By: /s/ Philip Sanderson
                                                 -------------------------------
                                             Name: Phil Sanderson
                                             Title: General Partner

      Purchase Price: $6,000,000
      Number of Shares: 9,782,821
      Number of Warrants: 2,934,846

      Address for Notice:

                                       750 Battery Street, Suite 700
                                       San Francisco, CA 94111
                                       Telephone: (415) 391-7225
                                       Facsimile: (415) 391-7262

                                       with a copy to:

                                       Howard Rice Nemerovski Canady Falk &
                                       Rabkin
                                       Three Embaradero Center, Seventh Floor
                                       San Francisco, CA 94111-4024
                                       Attn: Michael J. Sullivan, Esq.
                                       Telephone: (415) 399-3017
                                       Facsimile: (415) 217-5910
                                       Email: msullivan@howardrice.com

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

Investor:                              DOLPHIN COMMUNICATIONS FUND II, L.P.

                                       By: Dolphin Communications II, L.P.,
                                           Its General Partner

                                       By: Dolphin Communications, L.L.C.,
                                           Its General Partner

                                           By:  /s/ Dennis O'Connell
                                                 -------------------------------
                                           Name: Dennis O'Connell
                                           Title:

      Purchase Price: $1,887,900
      Number of Shares: 3,078,164
      Number of Warrants: 923,449

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $1,592,227

      Address for Notice:

                                       750 Lexington Avenue
                                       16th Floor
                                       New York, NY  10022
                                       Attention: Mr. Richard J. Brekka
                                       Telephone: (212) 446-1600
                                       Facsimile: (212) 446-1638

                                       with a copy to:

                                       Kirkland & Ellis
                                       Citigroup Center
                                       153 East 53rd Street
                                       New York, NY  10022
                                       Attention: John Kuehn, Esq.
                                       Telephone: (212) 446-4821
                                       Facsimile: (212) 446-4900
                                       Email: jkuehn@kirkland.com

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

Investor:                              DOLPHIN COMMUNICATIONS PARALLEL
                                       FUND II (NETHERLANDS), L.P.

                                       By: Dolphin Communications II, L.P.,
                                           Its General Partner

                                       By: Dolphin Communications, L.L.C.,
                                           Its General Partner

                                           By:  /s/ Dennis O'Connell
                                                 -------------------------------
                                           Name: Dennis O'Connell
                                           Title:

      Purchase Price: $212,100
      Number of Shares: 345,823
      Number of Warrants: 103,747

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $178,882

      Address for Notice:

                                       750 Lexington Avenue
                                       16th Floor
                                       New York, NY  10022
                                       Attention: Mr. Richard J. Brekka
                                       Telephone: (212) 446-1600
                                       Facsimile: (212) 446-1638

                                       with a copy to:

                                       Kirkland & Ellis
                                       Citigroup Center 153 East 53rd Street
                                       New York, NY  10022
                                       Attention: John Kuehn, Esq.
                                       Telephone: (212) 446-4821
                                       Facsimile: (212) 446-4900
                                       Email: jkuehn@kirkland.com

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

      Investor:                        ThinkEquity Investment Partners IV LLC

                                       By: ThinkEquity Holdings, LLC, Manager

                                       By: /s/ Robert Schooler
                                           -------------------------------------
                                       Name: Robert Schooler
                                       Title: CFO

      Purchase Price: $461,000
      Number of Shares: 751,647
      Number of Warrants: 255,494

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ------------------

      Address for Notice:

                                       475 Sansome Street, Suite 800
                                       San Francisco, CA  94111
                                       Telephone:  415-249-2900
                                       Facsimile:  415-249-0975
                                       Email: bschooler@thinkequity.com

                                       with a copy to:

                                       Att: Peter Bailey
                                       ThinkEquity Partners LLC
                                       475 Sansome Street, Suite 800
                                       San Francisco, CA 94111
                                       Telephone: 415-249-1351
                                       Facsimile: 415-249-0975
                                       Email: pbailey@thinkequity.com

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      Investor:                        Newlight Associates II, L.P.

                                       By: /s/ Robert M. Brill
                                           -------------------------------------
                                       Name: Robert M. Brill
                                       Title: General Partner

      Purchase Price: $661,400
      Number of Shares: 1,078,393
      Number of Warrants: 323,518

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ----------------------

      Address for Notice:

                                       Newlight Associates II, LP
                                       500 North Broadway
                                       Suite 144
                                       Jericho, NY 11753
                                       Telephone:  516-433-0090
                                       Facsimile:  516-433-0412
                                       Email: mcmorrow@nlventures.com

                                       with a copy to:

                                       ------------------------
                                       ------------------------
                                       ------------------------
                                       ------------------------

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      Investor:                        Newlight Associates II, (BVI), L.P.

                                       By: /s/ Robert M. Brill
                                           -------------------------------------
                                       Name: Robert M. Brill
                                       Title: General Partner

      Purchase Price: $232,200
      Number of Shares: 378,595
      Number of Warrants: 113,579

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            -----------------------

      Address for Notice:

                                       Newlight Associates II, (BVI), LP
                                       500 North Broadway
                                       Suite 144
                                       Jericho, NY 11753
                                       Telephone: 516-433-0090
                                       Facsimile: 516-433-0412
                                       Email: mcmorrow@nlventures.com

                                       with a copy to:

                                       ------------------------
                                       ------------------------
                                       ------------------------
                                       ------------------------

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      Investor:                        Newlight Associates II-E, L.P.

                                       By: /s/ Robert M. Brill
                                           -------------------------------------
                                       Name: Robert M. Brill
                                       Title: General Partner

      Purchase Price: $106,400
      Number of Shares: 173,482
      Number of Warrants: 52,045

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ---------------------

      Address for Notice:

                                       Newlight Associates II-E, LP
                                       500 North Broadway
                                       Suite 144
                                       Jericho, NY 11753
                                       Telephone:  516-433-0090
                                       Facsimile:  516-433-0412
                                       Email: mcmorrow@nlventures.com

                                       with a copy to:

                                       ------------------------
                                       ------------------------
                                       ------------------------
                                       ------------------------

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      Investor:                        NanoCap Fund, LP

                                       By: /s/ P. Bart Stephens
                                           -------------------------------------
                                       Name: P. Bart Stephens
                                       Title: Managing Partner

      Purchase Price: $290,000
      Number of Shares: 472,836
      Number of Warrants: 141,851

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ---------------------

      Address for Notice:

                                       Stephens Investment Management
                                       One Sansome St. Suite 2900
                                       San Francisco, CA  94104
                                       Telephone: (415) 835-3819
                                       Facsimile: (415) 835-3827
                                       Email: bart@stephensim.com

                                       with a copy to:

                                       Dan Nero
                                       Hedgeworks, LLC
                                       1900 Wright Place, Suite 100
                                       Carlsbad, CA  92008
                                       Attn: SIM file
                                       Telephone: (760) 804-7695
                                       Facsimile: (760) 804-9304
                                       Email: dtnero@hedgeworks.com

      Investor:                        Nanocap Qualified Fund, LP

                                       By: /s/ P. Bart Stephens
                                           -------------------------------------
                                       Name: P. Bart Stephens
                                       Title: Managing Partner

      Purchase Price: $210,000
      Number of Shares: 342,399
      Number of Warrants: 102,720

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ---------------------

      Address for Notice:

                                       Stephens Investment Management
                                       One Sansome St. Suite 2900
                                       San Francisco, CA  94104
                                       Telephone: (415) 835-3819
                                       Facsimile: (415) 835-3827
                                       Email: bart@stephensim.com

                                       with a copy to:

                                       Dan Nero
                                       Hedgeworks, LLC
                                       1900 Wright Place, Suite 100
                                       Carlsbad, CA  92008
                                       Attn: SIM file
                                       Telephone: (760) 804-7695
                                       Facsimile: (760) 804-9304
                                       Email: dtnero@hedgeworks.com

      Investor:                        RS Orphan Fund, LP.

                                       By: /s/ Paul H. Stephens
                                           -------------------------------------
                                       Name: Paul H. Stephens
                                       Title: Investment Advisory General
                                              Partner

      Purchase Price: $500,000
      Number of Shares: 815,236
      Number of Warrants: 244,570

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ---------------------

      Address for Notice:

                                       c/o RS Investments
                                       389 Market Street, Suite 1700
                                       San Francisco, CA 94111
                                       Telephone: 415-591-2700
                                       Facsimile: 415-591-2852
                                       Email: mwilliamson@rsinvestments.com
                                              pstephens@rsinvestments.com

                                       with a copy to:

                                       ------------------------
                                       ------------------------
                                       ------------------------
                                       ------------------------
                                       ------------------------

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      Investor:                        Michael Linos, an individual

                                       By: /s/ Michael Linos
                                           -------------------------------------

      Purchase Price: $202,000
      Number of Shares: 329,355
      Number of Warrants: 98,807

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ------------------------

      Address for Notice:

                                       41 Parkcrest
                                       Irvine, CA  92620

                                       Telephone: 714-368-1392
                                       Facsimile: 714-368-1394
                                       Email: michael@linos.net

                                       [other investors]

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      The Investor:                    Mark Belzowski, an individual

                                       /s/ Mark Belzowski
                                       -----------------------------------------

      Address for Notice:

                                       27 Abeto
                                       Irvine, CA 92620

                                       Telephone: 714-573-1250

                                       Email: markbelzowski@cox.net

                                       [other investors]

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      The Investors:                   Arturo Sida, an individual

                                       /s/ Arturo Sida
                                       -----------------------------------------

      Purchase Price: $25,000
      Number of Shares: 40,762
      Number of Warrants: 12,229

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ---------------------

      Address for Notice:

                                       26625 Honey Creek Rd.
                                       Rancho Palos Verdes, CA 90275

                                       Telephone: 310-541-7609

                                       Email: a.sida@cox.net

                                       [other investors]

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

      The Investors:                   Dave Williams, an individual

                                       /s/ Dave Williams
                                       -----------------------------------------

      Purchase Price: $92,000
      Number of Shares: 150,003
      Number of Warrants: 45,001

      Purchase Price Net of Applied
      Conversion Proceeds (if applicable): $
                                            ---------------------

      Address for Notice:

                                       363 Newport Glen Court
                                       Newport Beach, CA 92660

                                       Telephone: 949-646-3168

                                       Email: kr73@sbcglobal.net

                                       [other investors]

               [SIGNATURE PAGE TO PURCHASE AGREEMENT FOR INVESTOR]

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

                                Form of Warrants

                                 [see attached]

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

                      Form of Registration Rights Agreement

                                 [see attached]

                                    EXHIBIT C
                                       TO
                               PURCHASE AGREEMENT

                        Form of Investor Rights Agreement

                                 [see attached]

                                    EXHIBIT D
                                       TO
                               PURCHASE AGREEMENT

              Form of Second Amended Registration Rights Agreement

                                 [see attached]

                                    EXHIBIT E
                                       TO
                               PURCHASE AGREEMENT

                                 Form of Opinion

                                 [see attached]

                                    EXHIBIT F
                                       TO
                               PURCHASE AGREEMENT

                        Conversion Agreement and Exhibits
            (other than Second Amended Registration Rights Agreement)

                                 [see attached]